Exhibit (b)(4)

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of February 27, 2014, by and among NT ALPHA STRATEGIES FUND, a Delaware statutory trust (“Strategies Fund”), NT EQUITY LONG/SHORT STRATEGIES FUND, a Delaware statutory trust (“Long/Short Fund”; Strategies Fund and Long/Short Fund shall be referred to herein as the “Borrowers” and individually as a “Borrower”) and Bank of Montreal, Chicago Branch (the “Lender”).

PRELIMINARY STATEMENTS

A. The Borrowers and the Lender are parties to that certain Credit Agreement dated as of February 29, 2012, as amended (the Credit Agreement, as in effect on the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrowers have requested that the Lender make certain amendments to the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1 The defined terms “Advisor”, “Commitment” and “Termination Date” set forth in Section 4.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Advisor” shall mean Northern Trust Investments, Inc.

“Commitment” shall mean the commitment of the Lender to make Loans hereunder, as such commitment may be reduced from time to time in accordance with the terms of this Agreement. The Commitment of the Lender as of February 27, 2014, is $50,000,000.

“Termination Date” shall mean February 26, 2015, or such other date on which the Commitment shall terminate as provided in this Agreement.

1.2. Exhibits B and C to the Credit Agreement are hereby deleted and replaced with Exhibits B and C attached hereto.

SECTION 2.   CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrowers and the Lender shall have executed this Amendment.

2.2. The Borrowers shall have delivered to the Lender a good standing certificate for such Borrower (dated as of the date no earlier than 30 days prior to the date of this Agreement) from the offices of the Delaware Secretary of State.

2.3. Legal matters incident to the execution and delivery of this Amendment by the Borrowers and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel.

SECTION 3.   REPRESENTATIONS.

In order to induce the Lender to execute and deliver this Amendment, each Borrower hereby represents to the Lender as of the date hereof after giving effect to the Amendment that:

(a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.3 shall be deemed to refer to the most recent financial statements of such Borrower delivered to the Lender);

(b) such Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment;

(c) except for such Borrower’s private placement memorandum, there has been no amendment, modification, supplement or restatement to such Borrower’s Organizational Documents on file with the Lender and such Organizational Documents are in full force and effect on the date hereof;

(d) the resolutions of such Borrower delivered to the Lender in connection with the Credit Agreement have not been amended, modified, supplemented or revoked and such resolutions are in full force and effect on the date hereof; and

(e) attached hereto as Annex I is a true, correct and complete copy of such Borrower’s private placement memorandum.

SECTION 4.   MISCELLANEOUS.

4.1. Except as specifically amended herein and in the prior amendments, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by the internal laws of the State of Illinois.

4.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Lender.

[SIGNATURE PAGES TO FOLLOW]

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

NT Alpha Strategies Fund

By:	/s/ Robert D. Dicarlo
Name: Robert D. Dicarlo
Its: President

NT Equity Long/Short Strategies Fund

By:	/s/ Robert D. Dicarlo
Name: Robert D. Dicarlo
Its: President

[Signature Page to Third Amendment Credit Agreement (Strategies Fund & Long/Short Fund)]

Accepted and agreed to.

Bank of Montreal, Chicago Branch, as Lender

By:	/s/ Adam Tarr
Name: Adam Tarr
Its: Vice President

[Signature Page to Third Amendment Credit Agreement (Strategies Fund & Long/Short Fund)]

EXHIBIT B

NOTICE OF BORROWING

NT ALPHA STRATEGIES FUND
NT EQUITY LONG/SHORT STRATEGIES FUND

                                          ,

Bank of Montreal (Chicago Branch)
115 South LaSalle Street
Chicago, Illinois 60690
Attention: Sophie L. McFarland
Fax: (312) 293-5030
Phone: (312) 461-5721

Re:       Request for Loan

Reference is made to the Credit Agreement dated as of February 29, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among NT Alpha Strategies Fund (“Strategies Fund”), NT Equity Long/Short Strategies Fund (“Long/Short Fund”), any other funds becoming party thereto pursuant to Section 1.5 thereof (collectively with Strategies Fund and Long/Short Fund, the “Borrowers,” and each, individually a “Borrower”), and Bank of Montreal (Chicago Branch). Terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

The Northern Trust Investments, Inc. (the “Advisor”), as agent for the Borrower named below (the “Requesting Borrower”), hereby gives you notice pursuant to Section 1.3 of the Agreement that it requests a Loan under the terms of the Agreement, and sets forth below certain terms on which such Loan is requested to be made:

(1)	Requesting Borrower

(2)	Date of the requested Loan

(3)	Dollar amount of Loan requested (must be less than or equal to line 6 below)

The Advisor hereby certifies that as of the date such requested Loan is to be advanced, after giving effect to such requested Loan, (i) the aggregate principal amount of all Loans to all Borrowers now outstanding does not exceed the Commitment, and (ii) the aggregate principal amount of all Loans now outstanding to the Requesting Borrower does not exceed the lesser of (A) the Commitment, and (B) the Requesting Borrower’s Borrowing Limit, as evidenced below;

(4)	Total Eligible Asset Value (per Annex I)	$

(5)	Advance rate		10%

(6)	Borrowing Limit (Line (4) multiplied by Line (5))	$

(7)	Aggregate outstanding principal amount of Loans to all Borrowers (must be $50,000,000 or less)	$

The Advisor further certifies that the calculations listed on Annex I attached hereto are true and correct after giving effect to the Loan requested hereunder.

Very truly yours,

NORTHERN TRUST INVESTMENTS, INC.

By
Name:
Title:

ANNEX I
(Total Eligible Asset Value Calculation)

as of

BORROWER:

(1)	Cash	$

(2)	Fair market value of cash equivalents	$

(3)	Fair market value of marketable securities	$

(4)	Fair market value of investment in all hedge funds, including multi-manager hedge funds	$

(5)	Sum of (1), (2), (3) and (4)	$

(6)	The fair market value of such Borrower’s investments (or any portion thereof) in hedge funds where redemptions have been suspended or have been subject to application of a fund-level gate	$

(7)
The fair market value of such Borrower’s investments (or any portion thereof) in hedge funds that do not permit redemptions by the twelfth month-end immediately following the date of such determination
$

(8)	The fair market value of such Borrower’s investments (or any portion thereof) in hedge funds that are held in Side Pockets.	$

(9)	Sum of (6), (7) and (8)	$

(10)	(5) minus (9) (“Total Eligible Asset Value”)	$

EXHIBIT C

COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished to Bank of Montreal (Chicago Branch) (the “Lender”) pursuant to that certain Credit Agreement dated as of February 29, 2012 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), among NT ALPHA STRATEGIES FUND, a Delaware statutory trust (“Strategies Fund”), NT EQUITY LONG/SHORT STRATEGIES FUND, a Delaware statutory trust (“Long/Short Fund”), any other funds becoming party thereto pursuant to Section 1.5 thereof (collectively with Strategies Fund and Long/Short Fund, the “Borrowers”) and the Lender. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the                  of Northern Trust Investments, Inc., as Advisor for the Borrowers;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by this Compliance Certificate; and

3. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Sections 7.20 and 7.21 of the Credit Agreement, all of which data and computations are, true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which such Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered this          day of                 , 201  .

NORTHERN TRUST INVESTMENTS, INC.

By
Name:
Title:

SCHEDULE I
TO COMPLIANCE CERTIFICATE

Compliance Calculations for
Credit Agreement

Dated as of February 29, 2012

Calculations as of           , 201

Fund	Minimum # of managers	Maximum allocation to single manager	Maximum allocation to top five managers	Minimum fair market value of investments redeemable on a quarterly basis or more frequent as a % of Total Eligible Assets	Maximum Loss in single month	Maximum net loss in previous trailing 12 month period	Maximum leverage
NT Alpha Strategies Fund	25	12.5%	35%	50%	7.5%	15%	10%
ACTUAL
NT Equity Long/Short Fund	10	15%	60%	50%	7.5%	15%	10%
ACTUAL

ANNEX I

PRIVATE PLACEMENT MEMORANDA

[See attached.]

Confidential

NT ALPHA STRATEGIES FUND

SUPPLEMENT TO

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

January 2014

Introduction

This Supplement (this "Supplement") dated January 1, 2014 supplements the information previously provided in the Confidential Private Offering Memorandum, dated December 2009 with respect to NT Alpha Strategies Fund (the "Fund"), as supplemented from time to time (together, the "Offering Memorandum"). This Supplement should be read together with the Offering Memorandum and the Subscription Booklet for the Fund. Capitalized terms used in this Supplement that are not otherwise defined shall have the meaning given to such terms in the Offering Memorandum.

Effective January 1, 2014, Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation, assumed the responsibilities of The Northern Trust Company of Connecticut (“NTCC”), a subsidiary of Northern Trust Corporation, as Investment Manager under the investment management agreement between the Fund and NTCC (the "Investment Management Agreement"). NTI also assumed the responsibilities of NTCC as the Investment Manager of the Feeder Funds under the investment management agreements between NTCC and Caledonian Trust (Cayman) Limited, on behalf of each of the Feeder Funds. NTI is a state bank organized under the laws of the State of Illinois and a registered investment adviser under the Investment Advisers Act of 1940, as amended. The fees payable by the Fund and the Feeder Funds under the Investment Management Agreement, the personnel who manage the Fund and the Feeder Funds and the services provided to the Fund and the Feeder Funds remain unchanged as a result of the assumption of these responsibilities. This Supplement amends the Offering Memorandum accordingly.

*        *        *

This Supplement and the Memorandum and the information contained herein and therein may not be reproduced or distributed, nor may their contents be disclosed, to persons who are not directly involved with a prospective investor's decision regarding the purchase of the Units without the prior written consent of the Investment Manager. By accepting delivery of this Supplement, each investor and each prospective investor agrees to the foregoing.

Notwithstanding anything expressed or implied in this Supplement, the Memorandum or any other Feeder Fund document to the contrary, each investor and each prospective investor (and each employee, representative, and other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated thereby; provided, however, that no investor or prospective investor (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment or tax structure of such transactions (including the identity of any party or any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably be expected to result in a violation of any applicable securities law.

Confidential

NT EQUITY LONG/SHORT STRATEGIES FUND

SUPPLEMENT TO

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

January 2014

Introduction

This Supplement (this "Supplement") dated January 1, 2014 supplements the information previously provided in the Confidential Private Offering Memorandum, dated August 2011 (the "Offering Memorandum") with respect to NT Equity Long/Short Strategies Fund (the "Fund"), as supplemented from time to time. This Supplement should be read together with the Offering Memorandum and the Subscription Booklet for the Fund. Capitalized terms used in this Supplement that are not otherwise defined shall have the meaning given to such terms in the Offering Memorandum.

Effective January 1, 2014, Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation, assumed the responsibilities of The Northern Trust Company of Connecticut (“NTCC”), a subsidiary of Northern Trust Corporation, as Investment Manager under the investment management agreement between the Fund and NTCC (the "Investment Management Agreement"). NTI also assumed the responsibilities of NTCC as the Investment Manager of the Feeder Funds under the investment management agreements between NTCC and Intertrust Fund Services (Cayman) Limited (formerly Walkers Fund Services Limited), on behalf of each of the Feeder Funds. NTI is a state bank organized under the laws of the State of Illinois and a registered investment adviser under the Investment Advisers Act of 1940, as amended. The fees payable by the Fund and the Feeder Funds under the Investment Management Agreement, the personnel who manage the Fund and the Feeder Funds and the services provided to the Fund and the Feeder Funds remain unchanged as a result of the assumption of these responsibilities. This Supplement amends the Offering Memorandum accordingly.

*        *        *

This Supplement and the Memorandum and the information contained herein and therein may not be reproduced or distributed, nor may their contents be disclosed, to persons who are not directly involved with a prospective investor's decision regarding the purchase of the Units without the prior written consent of the Investment Manager. By accepting delivery of this Supplement, each investor and each prospective investor agrees to the foregoing.

Notwithstanding anything expressed or implied in this Supplement, the Memorandum or any other Feeder Fund document to the contrary, each investor and each prospective investor (and each employee, representative, and other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated thereby; provided, however, that no investor or prospective investor (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment or tax structure of such transactions (including the identity of any party or any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably be expected to result in a violation of any applicable securities law.